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                                                                       EXHIBIT 9

                           DOMINION RESOURCES, INC.

            2000 Series G 8.05% Senior Notes due November 15, 2006

                             REMARKETING AGREEMENT

                                                                October 12, 2000

LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          Lehman Brothers Inc. is undertaking to remarket the 2000 Series G 8.05% Senior Notes due November 15, 2006 (the "Senior Notes"), issued by Dominion Resources, Inc., a Virginia corporation (the "Company"), pursuant to the Indenture, dated as of June 1, 2000, between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"), as amended and supplemented by the Seventh Supplemental Indenture, dated October 1, 2000 (as amended and supplemented, the "Indenture").

          The Remarketing (as defined below) of the Senior Notes is provided for in the Indenture.

          Section 1.  Definitions.

     (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as October 12, 2000 (the "Purchase Contract Agreement"), between the Company and The Chase Manhattan Bank, as Purchase Contract Agent (the "Purchase Contract Agent), or in the Indenture.

     (b) As used in this Agreement, the following terms have the following meanings:

          "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

          "Principal Amount" means the principal amount of a Senior Note, or
     $50;
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          "Remarketed Senior Notes" means the Senior Notes subject to the
     Remarketing, as identified to the Remarketing Agent by the Purchase Contract Agent after 11:00 a.m. on the fifth Business Day immediately preceding the Purchase Contract Settlement Date;

          "Remarketing Procedures" means the procedures in connection with the Remarketing of the Senior Notes described in the Indenture;

          "Remarketing" means the remarketing of the Remarketed Senior Notes pursuant to the Remarketing Procedures; and

          "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

          Section 2.  Appointment and Obligations of the Remarketing Agent.

     (a) The Company hereby appoints Lehman Brothers Inc. as exclusive remarketing agent (the "Remarketing Agent"), and Lehman Brothers Inc. hereby accepts appointment as Remarketing Agent, for the purpose of (1) Remarketing Remarketed Senior Notes on behalf of the holders thereof and (2) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

     (b) The Remarketing Agent agrees to (1) use commercially reasonable efforts to remarket the Remarketed Senior Notes tendered or deemed tendered to the Remarketing Agent in the Remarketing, (2) notify the Company promptly of the Reset Rate and (3) carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

     (c) On the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date"), the Remarketing Agent shall use commercially reasonable efforts to remarket, at a price equal to 100.25% of the aggregate principal amount thereof, the Remarketed Senior Notes tendered or deemed tendered for purchase.

     (d) If, as a result of the efforts described in Section 2(b), the Remarketing Agent determines that it will be able to remarket all Remarketed Senior Notes tendered or deemed tendered for purchase at a price of 100.25% of the aggregate principal amount of such Remarketed Senior Notes prior to 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket all Remarketed Senior Notes tendered or deemed tendered for Remarketing.

     (e) Upon receipt of the proceeds from the Remarketing, the Remarketing Agent shall:

          (1) remit to the Collateral Agent the portion of the proceeds from the Remarketing of the Remarketed Senior Notes subject to the Pledge Agreement equal to 100% of the Principal Amount of such Remarketed Senior Notes; and
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          (2)  retain an amount equal to .25% of the Principal Amount for the performance of its services as Remarketing Agent hereunder.

     (f) If none of the holders of Remarketed Senior Notes elects to have Remarketed Senior Notes remarketed in the Remarketing, the Remarketing Agent shall determine the rate that would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate.

     (g) If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all Remarketed Senior Notes tendered or deemed tendered for purchase, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary, the Indenture Trustee and the Company. In the event of a Failed Remarketing, the Reset Rate shall be equal to the Two-Year Benchmark Rate plus the Applicable Spread.

     (h) Provided that there has not been a Failed Remarketing, by approximately 4:30 p.m. (New York City time), on the Remarketing Date, the Remarketing Agent shall advise, by telephone:

          (1) the Depositary, the Indenture Trustee and the Company of the Reset Rate determined in the Remarketing and the number of Remarketed Senior Notes sold in the Remarketing;

          (2) each purchaser (or the Clearing Agency Participant thereof) of Remarketed Senior Notes of the Reset Rate and the number of Remarketed Senior Notes such purchaser is to purchase; and

          (3) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in immediately available funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.

          Section 3.  Representations, Warranties and Agreements of the Company.

          The Company represents, warrants and agrees (i) on and as of the date hereof, (ii) on and as of the date the Prospectus Supplement or other Remarketing Materials (each as defined in Section 3(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date and (iv) on and as of the Purchase Contract Settlement Date that:

          (a) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (b) A registration statement on Form S-3 (File No. 333-93187) and an amendment or amendments thereto with respect to the initial offering of the Senior Notes has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the
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                                                                               4

     "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; a registration statement on Form S-3, if required to be filed in connection with the Remarketing, also may be prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and filed with the Commission under the Securities Act; and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act"). Copies of such registration statement or registration statements that have become effective and the amendment or amendments to such registration statements have been delivered by the Company to you.

          As used in this Agreement, "Effective Time" means the date and time as of which the last of such registration statements that have become effective or may be filed, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of such last registration statement; "Preliminary Prospectus" means each prospectus included in such last registration statement, or amendment thereto, before it became effective under the Securities Act and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such last registration statement, as amended at its Effective Time, including documents incorporated by reference therein at such time and, if applicable, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any information deemed to be part of such Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means each final prospectus, as first filed pursuant to Rule 424(b) of the Rules and Regulations.

          Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

          (c) The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Remarketing Materials.
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          (d) The Registration Statement conforms (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act and the Rules and Regulations, and the Registration Statement, the Prospectus and the Remarketing Materials do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the Commencement Date, Remarketing Date and Purchase Contract Settlement Date (as to the Registration Statement, the Prospectus and any Remarketing Materials) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to the statement of eligibility and qualification on Form T-1 of the Indenture Trustee under the Trust Indenture Act, or as to information contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

          (e) Deloitte & Touche LLP, who certified certain of the Company's financial statements incorporated by reference in the Registration Statement and the Prospectus, and PricewaterhouseCoopers LLC, who certified the financial statements of Consolidated Natural Gas Company incorporated by reference in the Registration Statement and the Prospectus and who delivered the letters referred to in Section 6(e) of this Agreement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (f) Since the respective dates as of which information is given in the Registration Statement or in any Remarketing Materials, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Company's Common Stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (g) Virginia Electric and Power Company, Consolidated Natural Gas Company, Dominion Transmission, Inc. and Dominion Capital, Inc. are the
     only "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) (when such Rule is applied to the pro forma fiscal year ended December 31, 1999) (each, a "Subsidiary" and, collectively, the "Subsidiaries"). All of the issued and outstanding capital stock of each Subsidiary has
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                                                                               6

     been duly authorized and is validly issued, fully paid and nonassessable and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (h) The execution, delivery and performance of this Agreement, the Indenture and the Senior Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein (including the issuance and sale of the Senior Notes (collectively, the "Transactions")) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require (whether with or without the giving of notice or passage of time or both) the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (i) The Company is not, and upon the issuance and sale of the Senior Notes and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.  Officers' Certificates.

          Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Remarketing Agent or to counsel for the Remarketing Agent in connection with the Remarketing shall be deemed a representation and warranty by the Company to the Remarketing Agent as to the matters covered thereby on the date of such certificate.

          Section 5.  Fees and Expenses.

     (a) For the performance of its services as Remarketing Agent hereunder, the Remarketing Agent shall retain from the proceeds of the Remarketing an amount equal to 25 basis points (.25%) of the Principal Amount.
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     (b)     The Company agrees to pay:

          (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto, including all related registration and filing fees;

          (2) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto;

          (3) the fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in
     Section 6(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent);

          (4) all other costs and expenses incident to the performance of the obligations of the Company hereunder, including the fees and expenses of the Company's counsel; and

          (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

          Section 6.  Further Agreements of the Company.

          The Company covenants and agrees as follows:

          (a) (1) To prepare any registration statement or prospectus, if required, in connection with the Remarketing, in a form approved by the Remarketing Agent and to file any such prospectus pursuant to the Securities Act within the period required by the Rules and Regulations;

               (2) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

               (3) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Senior Notes;

               (4) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order
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     preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b) To furnish promptly to the Remarketing Agent and to counsel to the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (c) To deliver promptly to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Indenture), (ii) the Prospectus and any amended or supplemented Prospectus, (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto) and (iv) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in Senior Notes as many copies as the Remarketing Agent may from time to time request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

          (e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement which shall be disapproved by the Remarketing Agent promptly after reasonable notice.

          (f)  As soon as practicable, but in any event not later than 15 months, after the Effective Date of the Registration Statement to make "generally available to the Company's security holders" and to deliver to the Remarketing Agent an "earnings statement" of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) The terms "generally available to its security holders"
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                                                                               9

     and "earnings statement" shall have the meanings set forth in Rule 158 of the Rules and Regulations.

          (g) Promptly from time to time to take such action as the Remarketing Agent may reasonably request to qualify any of the Remarketed Senior Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Senior Notes; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          Section 7.  Conditions to the Remarketing Agent's Obligations.

          The obligations of the Remarketing Agent hereunder are subject to (i) the accuracy, on and as of the date when made, of the representations and warranties of the Company contained herein, or in any Certificates of any officer of the Company or any subsidiary of the Company delivered pursuant hereto, (ii) to the performance by the Company of its obligations hereunder and
(iii) to each of the following additional terms and conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) The Remarketing Agent shall not have discovered and disclosed to the Company on or prior to the Remarketing Date that the Prospectus, the Registration Statement or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Remarketed Senior Notes, the Prospectus, the Registration Statement, the Remarketing Materials and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Remarketing Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
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          (d)  Counsel to the Company shall have furnished to the Remarketing
     Agent its written opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                    (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree, of, any court or governmental authority or agency, domestic or foreign (other than those required under the Public Utility Holding Company Act of 1935, the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states), is necessary or required for the due authorization, execution, delivery or performance by the Company of the Indenture or the Senior Notes. An appropriate order of the Commission with respect to the sale of the Corporate PIES, of which the Senior Notes are a part, under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date.

                    (ii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy Exceptions") and an implied covenant of good faith and fair dealing; and the Senior Notes have been duly authorized, executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

                    (iii) The Remarked Senior Notes and the Remarketing Agreement, when the Remarked Senior Notes are remarketed pursuant to this Agreement, will conform to the descriptions thereof contained in the Prospectus and in any Remarketing Materials, and the Indenture is in substantially the form filed as an exhibit to the Registration Statement.

                    (iv)  The Registration Statement was declared effective
          under the Securities Act, and the Indenture was qualified under the Trust Indenture Act, as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.
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                                                                              11

               (v) The Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder (except that such counsel may express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus).

               (vi) The statements contained in the Prospectus under the captions "Description of Debt Securities," "Additional Terms of Senior Debt Securities," and "Description of the Senior Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

               (vii) Based upon current law and the assumptions stated or referred to therein, the statements set forth in the Prospectus or in the Remarketing Materials under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of Virginia and New York. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Remarketing Date, they have no reason to believe that any of such documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such documents became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and, except as set forth in clauses (vi) and (vii) above, assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Remarketing Materials and any further amendments and supplements thereto made by the Company prior to such date, such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus and the Remarketing Materials or any further amendment or supplement thereto made by the Company prior to such Remarketing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Commencement Date, the Remarketing Date and the Purchase Contract Settlement Date, either the Registration Statement, the Prospectus or the Remarketing Materials or any further amendment or supplement thereto made by the Company prior to such Remarketing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or the Remarketing Materials or required to be described in the Registration Statement, the Prospectus or the Remarketing Materials which were not filed or incorporated by reference or described as required.

          (e) The General Counsel of the Company shall have furnished to the Remarketing Agent his written opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in Prospectus and in any Remarketing Materials and to enter into and perform its obligations under, or as contemplated under, this Agreement and the Indenture. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

               (ii) Each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and in any Remarketing Materials and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

               (iii) This Agreement has been duly authorized, executed and delivered by the Company.

               (iv) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the Transactions or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (f) On the Remarketing Date, the Company shall have furnished to the Remarketing Agent a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Deloitte & Touche LLP, with respect to the Company, and PricewaterhouseCoopers LLP, with respect to Consolidated Natural Gas Company for periods not later than December 31,1999, or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

          (g) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of its President and any Vice President, stating that:

               (i) The representations, warranties and agreements of the Company in Sections 3 and 4 are true and correct as of the Remarketing Date; the Company has complied with all its agreements contained herein; and the conditions contained in Section 6(a) have been fulfilled;

               (ii) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and in the Remarketing Materials, there shall not have occurred (i) any change in the capital stock or long-term debt of the Company (other than a decrease in the aggregate principal amount of such debt outstanding),
          (ii) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (iii) any material transaction entered into by the Company or a Significant Subsidiary other than a transaction in the ordinary course of business, the effect of which could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus or in the Remarketing Materials.

               (iii) They have carefully examined the Registration Statement, the Prospectus and the Remarketing Materials and, in their opinion (A) the Registration Statement, as of its effective date, and the Prospectus and the Remarketing Materials, as of their respective dates, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since such dates, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or the Remarketing Materials.

          (h) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and in the Remarketing Materials, there shall not have occurred (i) any change in the capital stock or long-term debt of the Company (other than a decrease in the aggregate principal amount of such debt outstanding), (ii) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (iii) any material transaction entered into by the Company or a Significant Subsidiary other than a transaction in the ordinary course of business, the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the reasonable judgment of the Remarketing Agent, so material and so adverse as to make it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus and in the Remarketing Materials.

          (i) Without the prior written consent of the Remarketing Agent, the Indenture shall not have been amended in any manner, or otherwise contain any provision contained therein as of the date hereof that, in the opinion of the Remarketing Agent, materially changes the nature of the Remarketed Senior Notes or the Remarketing Procedures.

          (j) Subsequent to the execution and delivery of this Agreement and prior to the Purchase Contract Settlement Date, (i) no downgrading shall have occurred in the rating accorded the Company's senior unsecured notes, or securities that are pari passu to the Company's senior unsecured notes, by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Senior Notes Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such securities.

          (k) Subsequent to the execution and delivery of this Agreement and prior to the Purchase Contract Settlement Date, there shall not have occurred any of the following:

                    (i) any general suspension of trading in securities on the New York Stock Exchange or limitation on prices for such trading or any restriction on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court;

                    (ii) a suspension of trading of any securities of the Company on the New York Stock Exchange;

                    (iii) a banking moratorium shall have been declared by Federal or state authorities; or

                    (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets, the effect of which outbreak, escalation, declaration, calamity, crisis or material adverse change, in the reasonable judgment of the Remarketing Agent, makes it impracticable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus or in the Remarketing Materials.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

          Section 8.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Remarketing Agent, its officers and employees and each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act, from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Remarketed Senior Notes), to which the Remarketing Agent or that officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Remarketed Senior Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Remarketing Agent and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Remarketing Agent or that officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Remarketing Agent specifically for inclusion therein and described in a letter from the

Remarketing Agent to the Company; and provided, further, that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of the Remarketing Agent on account of any loss, claim, damage, liability or action arising from the sale of the Remarketed Senior Notes to any person by the Remarketing Agent if the Remarketing Agent failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(c). For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and the Remarketing Agent shall not be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom the Remarketing Agent had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Remarketing Agent or to any officer, employee or controlling person of the Remarketing Agent.

     (b) The Remarketing Agent agrees to indemnify and hold harmless the Company, its officers and directors and employees and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such officer, director or employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company, and shall reimburse the Company and each such officer, director, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or that officer, director employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Remarketing Agent may otherwise have to the Company or to any officer, director, employee or controlling person of the Company.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is made against the indemnifying party under this Section 8, notify the indemnifying party in writing of claim or the commencement of such action; provided however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may under this Section 8 except to the extent it has been materially prejudiced by such failure and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Remarketing Agent shall have the right to employ counsel to represent jointly the Remarketing Agent and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Remarketing Agent against the Company under this Section 8 if, in the reasonable judgment of the Remarketing Agent, it is advisable for the Remarketing Agent and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are action or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          Section 9.  Contribution.

     (a) If the indemnification provided for in Section 8 hereof shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other hand from the Remarketing or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the

Company on the one hand and the Remarketing Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total principal amount of the Remarketed Senior Notes less the fee paid to the Remarketing Agent pursuant to Section 5(a) of this Agreement, on the one hand, and the total fees received by the Remarketing Agent pursuant to such Section 5(a), on the other hand, bear to the total principal amount of the Remarketed Senior Notes. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or action. Notwithstanding the provisions of this Section 9, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 5(a) exceed the amount of any damages which the Remarketing Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer, employee or person, if any, who controls the Remarketing Agent within the meaning of the Securities Act shall have the same rights to contribution as the Remarketing Agent, and each director, officer, employee or person, if any, who controls the Company within the meaning of the Securities Act shall have the same rights to contribution as the Company, subject in each case to the provisos in this
Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 9.

          Section 10.  Resignation and Removal of the Remarketing Agent.

          The Remarketing Agent may resign and be discharged from its duties and obligations hereunder by giving 60 days' prior written notice to the Company, the Depositary and the Indenture Trustee. The Company may remove the Remarketing Agent by giving 60 days' prior written notice to the removed Remarketing Agent, the Depositary and the Indenture Trustee upon any of the following events:

               (i) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding;

               (ii) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt Senior Notes during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date;

               (iii) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder;

               (iv) the Remarketing Agent shall determine that (A) the Company has not met its obligation under Section 7(h) or (B) using its reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials; or

               (v) the Company shall determine in its sole discretion that using its reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials.

Notwithstanding any other provision in this Section 10, no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. The provisions of Sections 5 and 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

          Section 11. Dealing in the Remarketed Senior Notes.

          The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Senior Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

          Section 12. Remarketing Agent's Performance; Duty of Care.

          The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Indenture and the Senior Notes. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Indenture or the Senior Notes. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Indenture or the Senior Notes as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the gross negligence or willful misconduct on its part.

          Section 13.  Termination.

          This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 10. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company or the Trust prior to 10:00 a.m. (New York City time) on the Remarketing Date if, prior to that time, any of the events described in Sections 7(h), (i), (j) or (k) shall have occurred.

          Section 14.  Notices.

          All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: (212) 528-8822);

          (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the
     Prospectus, Attention: [                ] (Fax: [                ]).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          Section 15.  Persons Entitled to Benefit of Agreement.

          This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section 16.  Survival.

          The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          Section 17.  Governing Law.

          This Agreement shall be governed by, and construed in accordance with, the laws of New York.

          Section 18.  Counterparts.

          This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          Section 19.  Headings.

          The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.



                                    Very truly yours,

                                    DOMINION RESOURCES, INC.



                                    By:_________________________________
                                       Title:



Accepted:

LEHMAN BROTHERS INC.


By:______________________________
     Authorized Representative